UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012

DYNACQ HEALTHCARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 000-21574

IRS Employer Identification No. 76-0375477

4301 Vista Road Pasadena, Texas 77504	(713) 378-2000
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in our Form 8-K filed on January 13, 2012, on January 10, 2012 the Board of Directors expanded the Board from five to six members and appointed Eric K. Chan, M.D. as a new member of the Board. Eric K. Chan is the son of Chiu M. Chan, our Chairman of the Board, who is currently incapacitated by an unexpected illness. Eric K. Chan did not stand for election at the Annual Meeting of Shareholders held on February 15, 2012 and his term as director ended. At the conclusion of the Annual Meeting, the Board of Director reappointed Eric K. Chan as a member of the Board. Eric K. Chan will also continue to serve as our Chief Executive Officer and President.

Eric K. Chan’s biographical information and information about related party transactions involving him can be found in our Form 8-K filed on January 13, 2012, which information is current as of the date hereof.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders of Dynacq Healthcare, Inc. was held on February 15, 2012. Our shareholders voted on the following two proposals at the Annual Meeting.

The votes cast by our shareholders on each of the foregoing proposals were as follows:

Proposal 1: Election of five directors to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified.

	For	Withheld	Broker Non-Votes
Chiu M. Chan	9,622,056	293,706	2,781,559
Philip S. Chan	9,638,156	277,606	2,781,559
Stephen L. Huber	9,875,998	39,764	2,781,559
Ping S. Chu	9,875,755	40,007	2,781,559
James G. Gerace	9,876,998	38,764	2,781,559

Proposal 2: Ratification of appointment of KWCO, P.C. as our independent auditors for the fiscal year ending August 31, 2012.

For	Against	Abstain	Broker Non-Votes
11,793,812	902,459	1,050	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DYNACQ HEALTHCARE, INC.

Date: February 17, 2012	By:	/s/ Philip S. Chan
Philip S. Chan
Chief Financial Officer